Exhibit 99.3

Exhibit F

Valuation Analysis

REORGANIZED DEBTORS VALUATION ANALYSIS1

THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

At the Debtors’ request, Moelis & Company LLC (“Moelis”) performed a valuation analysis of the Reorganized Debtors (the “Valuation Analysis”).

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, Moelis’ view, as of April 21, 2021, was that the estimated going concern equity value of the Reorganized Debtors, as of an assumed valuation date, for purposes of Moelis’ valuation analysis, of June 30, 2021 (the “Assumed Valuation Date”), would be in a range between $50 million and $550 million. The midpoint of our equity valuation range is $300 million.

Moelis’ views are necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis as of the date of its analysis (April 21, 2021). As you are aware, the credit, financial and stock markets have been experiencing unusual volatility, and Moelis expresses no opinion or view as to any potential effects of such volatility on the Reorganized Debtors or their value. It should be understood that, although subsequent developments may affect Moelis’ views, Moelis does not have any obligation to update, revise, or reaffirm its analysis or its estimate.

At the Debtors’ direction, Moelis’ analysis is based on a number of assumptions, including, among others, that: (i) the Debtors will be reorganized in accordance with the Plan, (ii) the Reorganized Debtors will achieve the results set forth in the financial projections prepared by the Debtors’ management attached as Exhibit E to this Disclosure Statement (the “Financial Projections”) for 2021 through 2025 (the “Projection Period”) provided to Moelis by the Debtors, (iii) the Reorganized Debtors’ capitalization and available cash will be as set forth in the Plan and this Disclosure Statement, and (iv) the Reorganized Debtors will be able to obtain all future financings on the terms and at the times necessary to achieve the results set forth in the Financial Projections. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, based on the information available to Moelis, Moelis assumed that there will be no material change in economic, monetary, market, and other conditions as in effect as of the Assumed Valuation Date.

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Disclosure Statement.

At the Debtors’ direction, Moelis assumed that the Financial Projections prepared by the Debtors’ management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Debtors’ management as to the future, financial and operating performance of the Reorganized Debtors. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual equity value of the Reorganized Debtors may be materially higher or lower than the estimated range herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the equity value of the Reorganized Debtors.

The estimated equity value set forth in this Valuation Analysis represents a hypothetical equity value of the Reorganized Debtors, as the continuing operators of the business and their assets, after giving effect to the Plan based on consideration of certain valuation methodologies as described below. The estimated equity value in this Valuation Analysis does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, their securities, or their assets, which may be materially higher or lower than the estimated value range set forth herein. The actual value of an operating business such as the Reorganized Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that Moelis deemed relevant; (ii) reviewed the Financial Projections, furnished to Moelis by the Debtors; (iii) conducted discussions with members of senior management and representatives of the Debtors concerning the matters described in clauses (i) and (ii) of this paragraph, as well as their views concerning the Debtors’ business prospects before giving effect to the Plan, and the Reorganized Debtors’ business and prospects after giving effect to the Plan; (iv) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (v) reviewed publicly available financial data for certain transactions that Moelis deemed relevant; and (vi) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of (and did not independently verify) any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, tax-related or otherwise) of the Reorganized Debtors. Moelis also assumed, with the Debtors’ consent, that the final form of the Plan will not differ in any material respect to its analysis from the final draft that Moelis reviewed.

The estimated equity value in this Valuation Analysis does not constitute a recommendation to any Holder of a Claim or Interest as to how such Holder of a Claim or Interest should vote or otherwise act with respect to the Plan. Moelis has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated equity value set forth herein does not constitute an opinion as to fairness from a financial point of view to any Holder of a Claim or Interest of the consideration to be received by such Holder of a Claim or Interest under the Plan or of the terms and provisions of the Plan.

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Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by Moelis, which consisted of (a) a selected publicly traded companies analysis, (b) a discounted unlevered cash flow analysis, and (c) a discounted levered cash flow analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex, analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description. As such, Moelis’ valuation analysis must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to enterprise value.

A.

Selected Publicly Traded Companies Analysis. The selected publicly traded companies analysis is based on the private market cap rates (calculated as net operating income divided by private market value of real estate) of selected publicly traded mall real estate investment trusts that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors. For example, such characteristics may include similar size, margins, financial leverage, business model, geographic footprint, end-users, and asset profile. Under this methodology, Moelis applied a relevant cap rate range to the Reorganized Debtors’ pro rata net operating income to derive a range of potential values of the business of the Reorganized Debtors.

Although the selected companies were used for comparison purposes, no selected publicly traded company is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected publicly traded companies to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values of the selected publicly traded companies and the Reorganized Debtors. The selection of appropriate companies for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful, market-based information.

B.

Discounted Unlevered Cash Flow Analysis. The discounted unlevered cash flow (“DUCF”) analysis is an enterprise valuation methodology that estimates the value of an asset or business by calculating the estimated present value of expected future cash flows to be generated by that asset or business plus an estimated present value of the estimated terminal value of that asset or business. Moelis calculated debt-free, after-tax free cash flows for the Reorganized Debtors through December 31, 2025, utilizing the Financial Projections. These free cash flows were then discounted using an unlevered discount rate (the “Unlevered Discount Rate”) based on a range of the estimated, weighted average cost of capital for the Reorganized Debtors. In determining the estimated terminal value of the Reorganized Debtors, Moelis utilized the perpetuity growth method which estimates a range of values of the Reorganized Debtors at the end of the Projection Period based on applying a perpetuity growth rate to final year cash flows.

To determine the Unlevered Discount Rate, Moelis used the estimated cost of equity and the estimated after-tax cost of debt for the Reorganized Debtors, assuming a targeted, long-term, debt-to-total capitalization ratio based on debt-to-capitalization ratios of the selected publicly traded companies. Moelis estimated the cost of equity for the Reorganized Debtors based on: (i) a range of target returns for distressed/opportunistic real estate investment funds; (ii) the capital asset pricing model, which assumes that the expected equity return is a function of the risk-free rate, equity risk premium, and the correlation of the stock performance of certain of the selected publicly traded companies to the return on the broader market over a 2-year and 5-year period, and an adjustment related to the estimated equity market capitalization of the Reorganized Debtors, which reflects the historical equity risk premium of small, medium, and large equity market capitalization companies; and (iii) the cost of equity implied across a range of Cap Rates, a range of debt-to-total capitalization ratios, and a fixed cost of debt. To estimate the cost of debt, Moelis held discussions with its capital markets team and determined a cost of debt rate based on the Reorganized Debtors’ size, industry, geographic footprint, cash flow profile, current market environment and long-term corporate credit yield-to-worst rates. In estimating a range of perpetuity growth rates for its DUCF analysis, Moelis took into account expected global long-term GDP growth rates and held discussions with the Debtors to estimate the long-term trends of their industry. Certain of the data generated may not reflect the impact of COVID-19 or may reflect unusual volatility. The DUCF valuation ranges produced using these estimated WACC ranges are subject to the limitations to the data described by the foregoing, and, if the impact of COVID-19 were reflected in such data and/or certain of the data experiencing unusual volatility were to return to pre-COVID-19 levels, the discounted cash flow valuation ranges would likely be significantly different.

C.

Discounted Levered Cash Flow Analysis. The discounted levered cash flow (“DLCF”) analysis is an equity valuation methodology that estimates the equity value of an asset or business by calculating the estimated present value of expected future cash flows after debt service to be generated by that asset or business plus an estimated present value of the estimated terminal value of that asset or business. Moelis calculated levered cash flows for the Reorganized Debtors through December 31, 2025, utilizing the Financial Projections. These free cash flows were then discounted using a levered discount rate (the “Levered Discount Rate”) equivalent to the cost of equity used for WACC. In determining the estimated terminal value of the Reorganized Debtors, Moelis utilized the perpetuity growth method which estimates a range of values of the Reorganized Debtors at the end of the Projection Period based on applying a perpetuity growth rate to final year cash flows.

Certain of the data generated may not reflect the impact of COVID-19 or may reflect unusual volatility. The DLCF valuation ranges produced using these estimated ranges are subject to the limitations to the data described by the foregoing, and, if the impact of COVID-19 were reflected in such data and/or certain of the data experiencing unusual volatility were to return to pre-COVID-19 levels, the discounted cash flow valuation ranges would likely be significantly different.

Reorganized Debtors - Valuation Considerations

The estimated equity value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the ranges set forth herein. Accordingly, none of the Debtors, Moelis or any other person assumes responsibility for the accuracy of such estimated equity value. Depending on the actual financial results of the Debtors or changes in the economy and the financial markets, the equity value of the Reorganized Debtors as of the Assumed Valuation Date may differ from the estimated equity value set forth in this Valuation Analysis. In addition, the market prices, to the extent there is a market, of the Reorganized Debtors’ securities will depend upon, among other things, prevailing interest rates, conditions in the economy and the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities.